HAWKINS, DELAFIELD & WOOD
                               One Gateway Center
                          Newark, New Jersey 07102-5311


                                               April 3, 1997



First Investors Management Company, Inc.
95 Wall Street
New York, New York 10005

                  Re:      First Investors Multi-State Insured
                           Tax Free Fund (New Jersey Series)

Gentlemen:

         We hereby consent to the use of our name and the reference to our firm in Post-Effective Amendment No. 20 to the Registration Statement on Form N-1A of First Investors Multi-State Insured Tax Free Fund (New Jersey Series) and the related Prospectus.

                                               Very truly yours,

                                               /s/Hawkins, Delafield & Wood

                                               Hawkins, Delafield & Wood